Exhibit 4.3

Execution Copy

THE LEXINGTON MASTER LIMITED PARTNERSHIP,

Issuer,

LEXINGTON REALTY TRUST,

Parent Guarantor,

CERTAIN SUBSIDIARIES OF LEXINGTON REALTY TRUST,

Subsidiary Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 9, 2007

5.45% Exchangeable Guaranteed Notes due 2027

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), is entered into as of March 9, 2007, among THE LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware limited partnership (the “Issuer”), LEXINGTON REALTY TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), CERTAIN SUBSIDIARIES OF THE PARENT GUARANTOR SIGNATORIES HERETO (including subsidiaries of the Parent Guarantor subsequently becoming guarantors, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 100 Wall Street, Suite 1600, New York, New York 10005.

WHEREAS, the Issuer, the Parent Guarantor, the Subsidiary Guarantors and the Trustee entered into that certain Indenture dated as of January 29, 2007 (the “Original Indenture”), relating to the Issuer’s unsecured debt securities authenticated and delivered under the Original Indenture;

WHEREAS, pursuant to Section 901 of the Original Indenture, the Issuer, the Guarantors and the Trustee may enter into supplemental indentures to establish the form or terms of a series of Securities issued pursuant to the Original Indenture;

WHEREAS, pursuant to Section 301 of the Original Indenture, the Issuer, the Guarantors and the Trustee established the terms of a series of Securities entitled the “5.45% Exchangeable Guaranteed Notes due 2027” of the Issuer in respect of which the Parent Guarantor and the Subsidiary Guarantors are guarantors (the “Notes”) pursuant to that First Supplemental Indenture dated as of January 29, 2007 among the Issuer, the Parent Guarantor, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture”);

WHEREAS, pursuant to Section 2.02 of the First Supplemental Indenture and Section 303 of the Original Indenture, the aggregate principal amount of the Notes, initially limited to $250,000,000 (or up to $300,000,000 if the option of the Initial Purchasers (as defined in the First Supplemental Indenture) to purchase additional Notes described in the Purchase Agreement is exercised), may be increased by the issuing of additional Notes (“Additional Notes”); and

WHEREAS, the Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of this instrument to provide for the issuance of Additional Notes as set forth herein and have done all things necessary to make this instrument (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”) a valid agreement of the parties hereto, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Additional Notes, the Issuer, the Guarantors and the Trustee agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.     Definitions. Capitalized terms used in this instrument and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture, the First Supplemental Indenture or in the form of Note attached as Exhibit A to the First Supplemental Indenture.

ARTICLE TWO

ADDITIONAL NOTES

Section 2.01.     Additional Notes. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is hereby increased and hereafter limited to $450,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1203 of the Original Indenture and except for any Notes which, pursuant to Section 303 of the Original Indenture, are deemed never to have been authenticated and delivered thereunder; provided that the Issuer may from time to time, without the consent of the Holders of the Notes, subject to compliance with the terms of the Indenture, increase the principal amount of the Notes by issuing additional Securities in the future (the “Further Additional Notes”) having the same terms and ranking equally and ratably with the Notes in all respects and with the same CUSIP number as the Notes, except for the difference in the issue price and interest accrued prior to the issue date of such Further Additional Notes, provided that such Further Additional Notes constitute part of the same issue as the Notes for U.S. federal income tax purposes. Any Further Additional Notes shall be treated as a single series with the Notes under the Indenture and shall have the same terms as to status, redemption, repurchase, exchange and otherwise as the Notes. For clarity, the limitations in this Section 2.02, including the limitation on the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture, shall not apply or be construed to apply to any series of Securities, other than the Notes, that may be authenticated and delivered under the Indenture.

Section 2.02.     Additional Note Terms. The $150,000,000 aggregate principal amount of Additional Notes authorized by this Second Supplemental Indenture shall be treated as a single series with the $250,000,000 aggregate principal amount of Notes initially issued under the Indenture and the $50,000,000 aggregate principal amount of Notes issued in relation to the exercise by the Initial Purchasers of their option to purchase additional Notes and shall have the same terms as to status, redemption, repurchase, exchange and otherwise as such Notes. The Additional Notes shall be substantially in the form set forth in Exhibit A hereto.

ARTICLE THREE

MISCELLANEOUS

Section 3.01.     Relation to Original Indenture. This Second Supplemental Indenture supplements the Original Indenture, as amended and supplemented by the First Supplemental Indenture, and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Original Indenture, as amended and supplemented by the First Supplemental Indenture, and the Securities issued thereunder shall continue in full force and effect.

Section 3.02.     Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the Parent Guarantor, or the validity of the execution by the Issuer or the Parent Guarantor of this Second Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this instrument.

Section 3.03.     Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 3.04.     Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Section 3.05.     Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

THE LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware limited partnership,

as Issuer of the Notes

By:         Lex GP-1 Trust, its general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:	Chief Executive Officer

LEXINGTON REALTY TRUST,

as Parent Guarantor

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:	Chief Executive Officer

LEPERCQ CORPORATE INCOME FUND L.P.,

a Delaware limited partnership, as a Subsidiary Guarantor

By:         Lex GP-1 Trust, its general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:	Chief Executive Officer

LEPERCQ CORPORATE INCOME FUND II L.P.,

a Delaware limited partnership, as a Subsidiary Guarantor

By:         Lex GP-1 Trust, its general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:	Chief Executive Officer

NET 3 ACQUISITION L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By:         Lex GP-1 Trust, its general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:	Chief Executive Officer

ACQUIPORT LSL GP LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By: Lexington Realty Trust, its managing member, a Maryland statutory real estate investment trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEX GP-1 TRUST, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEX LP-1 TRUST, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

LEXINGTON BCBS L.L.C., a South Carolina limited liability company, as a Subsidiary Guarantor

By: Lexington Realty Trust, its managing member, a Maryland statutory real estate investment trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEXINGTON CARROLLTON MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON CHELMSFORD MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON CONTRIBUTIONS INC., a Delaware corporation, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON DOVER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

LEXINGTON FORT STREET TRUST, a New York grantor trust, as a Subsidiary Guarantor

By:  Lexington Fort Street Trustee LLC, its trustee, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEXINGTON FOXBORO I LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON FOXBORO II LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON HIGH POINT MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON LOS ANGELES MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON MILLINGTON MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

LEXINGTON MINNEAPOLIS LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By: Lepercq Corporate Income Fund L.P., its managing member, a Delaware limited partnership

By: Lex GP-1 Trust, its sole general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   Chief Executive Officer

LEXINGTON MULTI-STATE HOLDINGS L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By: LXP Multi-State Holdings Manager LLC, its sole general partner, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEXINGTON OC LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By: Lepercq Corporate Income Fund II L.P., its managing member, a Delaware limited partnership

By: Lex GP-1 Trust, its sole general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   Chief Executive Officer

LEXINGTON OLIVE BRANCH LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By: Lexington Olive Branch Manager LLC, its managing member, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEXINGTON OLIVE BRANCH MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON REALTY ADVISORS, INC., a Delaware corporation, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON SOUTHFIELD LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

LEXINGTON TENNESSEE HOLDINGS L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By: Lex GP-1 Trust, its sole general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   Chief Executive Officer

LEXINGTON TEXAS HOLDINGS L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By: LXP Texas Holdings Manager LLC, its sole general partner, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEXINGTON TIC OK HOLDINGS L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By: Lexington TIC OK LLC, its sole general partner, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEXINGTON TOYS II TRUST, a New York grantor trust, as a Subsidiary Guarantor

By:  Lexington Toy Trustee LLC, its trustee, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEXINGTON WALLINGFORD MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

LEXINGTON WAXAHACHIE L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By: Lexington Waxahachie Manager LLC, its sole general partner, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LEXINGTON WAXAHACHIE MANAGER LLC, its sole general partner, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LXP GP, LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LXP I TRUST, a Delaware statutory trust, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LXP II, INC., a Delaware corporation, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

LXP I, L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By: LXP I Trust, its sole general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LXP II, L.P., a Delaware limited partnership, as a Subsidiary Guarantor By: LXP II Inc., its sole general partner, a Delaware corporation By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

LXP ISS HOLDINGS L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By: LXP ISS Manager LLC, its sole general partner, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

LXP MEMORIAL L.L.C., a Delaware limited liability company, as a Subsidiary Guarantor

By: Lexington Realty Trust, its managing member, a Maryland statutory real estate investment trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   Chief Executive Officer

LXP REALTY INCOME FUND L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By: LXP RIF Manager LLC, its sole general partner, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:   President

PHOENIX HOTEL ASSOCIATES LIMITED PARTNERSHIP, an Arizona limited partnership, as a Subsidiary Guarantor

By: Lepercq Corporate Income Fund II L.P., its sole general partner, a Delaware limited partnership

By: Lex GP-1 Trust, its sole general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:  Chief Executive Officer

SAVANNAH WATERFRONT HOTEL LLC, a Georgia limited liability company, as a Subsidiary Guarantor

By: Lepercq Corporate Income Fund L.P., its managing member, a Delaware limited partnership

By: Lex GP-1 Trust, its sole general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:  Chief Executive Officer

UNION HILLS ASSOCIATES, an Arizona general partnership, as a Subsidiary Guarantor

By: Union Hills Associates II, its managing general partner, an Arizona general partnership

By: Lexington Realty Trust, its managing general partner, a Maryland statutory real estate investment trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:  Chief Executive Officer

UNION HILLS ASSOCIATES II, its managing general partner, an Arizona general partnership, as a Subsidiary Guarantor

By: Lexington Realty Trust, its managing general partner, a Maryland statutory real estate investment trust

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title:  Chief Executive Officer

LEXINGTON COLLIERVILLE L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By:  Lexington Colliverville Manager LLC, its general partner, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name:  T. Wilson Eglin

Title:    President

LEXINGTON COLLIERVILLE MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

LEXINGTON WESTPORT MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON SUGARLAND MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LEXINGTON EURO HOLDINGS LTD., a Delaware corporation, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President
LXP ADVISORY LLC, a Delaware limited liability company, as a Subsidiary Guarantor By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: President

WESTPORT VIEW CORPORATE CENTER L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By:  Lexington Westport Manager LLC, its general partner, a Delaware limited liability company

By: /s/ T. Wilson Eglin

Name:  T. Wilson Eglin

Title:    President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: /s/ Paul J. Schmalzel

Name: Paul J. Schmalzel

Title: Vice President

Exhibit A

[FORM OF NOTE]

[Include only for Global Notes]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Notes that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS AWARE THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS PURCHASING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES THAT IT SHALL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE LEXINGTON COMMON SHARES ISSUABLE UPON EXCHANGE OF SUCH SECURITY EXCEPT (A) TO LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D)

PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH RESALE OR TRANSFER; AND

(3) AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE LEXINGTON MASTER LIMITED PARTNERSHIP, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND SHALL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH LEXINGTON REALTY TRUST OR THE LEXINGTON MASTER LIMITED PARTNERSHIP OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

NO._____	PRINCIPAL AMOUNT
CUSIP NO. 529289AA8	$_______________

THE LEXINGTON MASTER LIMITED PARTNERSHIP

5.45% Exchangeable Guaranteed Note due 2027

The Lexington Master Limited Partnership, a limited partnership duly organized and existing under the laws of the State of Delaware (the “Issuer,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [ ] Dollars ($[ ]) on January 15, 2027 unless redeemed, repurchased or exchanged prior to such date in accordance with the terms hereof and of the Indenture. The Parent Guarantor and the Subsidiary Guarantors (each as defined on the reverse hereof) have guaranteed the payment of principal of and interest on this Note.

This Note shall bear interest as specified on the reverse hereof. This Note is exchangeable for the consideration specified on the reverse hereof. This Note is subject to redemption by the Issuer at its option and to repurchase by the Issuer at the option of the Holder as specified on the reverse hereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or the Guarantee of the Parent Guarantor or the Subsidiary Guarantors or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated:

THE LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware limited partnership,

as Issuer

By:         Lex GP-1 Trust, its general partner, a Delaware statutory trust

By: /s/ T. Wilson Eglin

Name:

Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association,

as Trustee

By: /s/ T. Wilson Eglin

Authorized Signatory

[REVERSE OF NOTE]

THE LEXINGTON MASTER LIMITED PARTNERSHIP

5.45% Exchangeable Guaranteed Note due 2027

This Note is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of January 29, 2007 (as amended and supplemented by the First Supplemental Indenture, dated as of January 29, 2007 (the “First Supplemental Indenture”), and as further amended or supplemented from time to time, the “Indenture”), duly executed and delivered by the Issuer to U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Notes is a part), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, Lexington Realty Trust, a Maryland real estate investment trust (the “Parent Guarantor”), the subsidiaries of the Parent Guarantor that are guarantors of the Notes pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may accrue interest (if any) at different rates or formulas and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the “5.45% Exchangeable Guaranteed Notes due 2027” of the Issuer with respect to which the Parent Guarantor and the Subsidiary Guarantors have guaranteed the payment of principal of and interest on this Note, initially limited (except as permitted under the Indenture) in aggregate principal amount to $250,000,000 (or up to $300,000,000 if the Initial Purchasers’ option to purchase additional Notes described in the Purchase Agreement is exercised). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

1.	INTEREST

The Notes shall bear interest at the rate of 5.45% per annum from January 29, 2007 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing on July 15, 2007, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including January 29, 2007, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months

2.	METHOD OF PAYMENT

Except as provided in the Indenture, the Issuer shall pay interest on the Notes to the Persons who are Holders of record of Notes at the close of business (whether or not a Business Day) on the January 1 and July 1 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Notes to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, Redemption Price, Optional Repurchase Price or Change of Control Purchase Price of the Notes, plus, if applicable, accrued and unpaid interest (including Additional Interest, if any) payable as herein provided at maturity, upon redemption at the Issuer’s option or repurchase at the Holder’s option. The Issuer shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes on the dates and in the manner provided in this Note and the Indenture.

3.	PAYING AGENT, EXCHANGE AGENT AND SECURITY REGISTRAR

Initially, the Trustee shall act as Paying Agent, Exchange Agent and Security Registrar. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Issuer or the Parent Guarantor in respect of this Note or the Indenture may be served and where the Notes may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture. The Issuer may appoint and change any Paying Agent, Exchange Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.

4.	REDEMPTION BY THE ISSUER

The Issuer shall not have the right to redeem any Notes prior to January 20, 2012, except to preserve the status of the Parent Guarantor as a real estate investment trust. If the Issuer determines it is necessary to redeem the Notes in order to preserve the status of the Parent Guarantor as a real estate investment trust, the Issuer may redeem the Notes then Outstanding, in whole or in part, at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date.

The Issuer shall have the right to redeem the Notes for cash, in whole or in part at any time or from time to time, on or after January 20, 2012 at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date (the “Redemption Price”).

Notice of redemption at the option of the Issuer shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

5.	OPTIONAL REPURCHASE RIGHTS; REPURCHASE AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

(a)          Subject to the terms and conditions of the Indenture, a Holder shall have the right to require the Issuer to repurchase all of its Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of January 20, 2012, January 15, 2017 and January 15, 2022 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, such Optional Repurchase Date (the “Optional Repurchase Price”), upon delivery to the Paying Agent of an Optional Repurchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Optional Repurchase Date until the close of business on the second Business Day prior to such Optional Repurchase Date and upon compliance with the other terms of the Indenture.

(b)          If a Change of Control occurs at any time prior to January 20, 2012, a Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Issuer to repurchase all or any of such Holder’s Notes having a principal amount equal to $1,000 or an integral multiple thereof on the date (the “Change of Control Purchase Date”) specified by the Issuer in the Issuer Notice (which date shall be no earlier than 15 days and no later than 30 days after the date of such Issuer Notice) for cash equal to the 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Change of Control Purchase Date (the “Change of Control Purchase Price”).

(c)          Holders have the right to withdraw any Optional Repurchase Notice or Change of Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

(d)          If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price or Change of Control Purchase Price of such Notes on the Optional Repurchase Date or Change of Control Purchase Date, as the case may be, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Optional Repurchase Price or Change of Control Purchase Price upon delivery or transfer of the Notes).

6.	EXCHANGE

The Notes shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.

The initial Exchange Rate shall be 39.6071 Lexington Common Shares per $1,000 principal amount of Notes, subject to adjustment in certain circumstances as specified in the Indenture. Notes tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such

Holder is to receive on such Notes on such Interest Payment Date; provided, however, that no such payment shall be required (1) if such Notes have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to the second Business Day following such Interest Payment Date or (2) with respect to overdue interest (including Additional Interest), if any overdue interest exists at the time of exchange with respect to such Notes.

To exchange the Notes, a Holder must (a) (i) complete and manually sign the irrevocable exchange notice on the reverse of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (ii) surrender the Notes to the Exchange Agent and (iii) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Parent Guarantor or the Trustee, with respect to Notes which are in certificated form, or, (b) if the Notes are in book-entry form, comply with the appropriate procedures of the Depositary and, in the case of certificated Notes and Notes in book-entry form, pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for exchange.

If the Holder has delivered an Optional Repurchase Notice or a Change of Control Purchase Notice requiring the Issuer to repurchase all or a portion of this Note pursuant to paragraph 5 hereof, then this Note (or portion hereof subject to such Optional Repurchase Notice or Change of Control Purchase Notice) may be exchanged only if the Optional Repurchase Notice or Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.	RANKING

The Notes are unsecured obligations of the Issuer and shall rank pari passu in right of payment with all other unsecured unsubordinated indebtedness of the Issuer from time to time outstanding.

8.	GUARANTEES

This Note is fully and unconditionally guaranteed as to the due and punctual payment of principal of and interest on this Note by the Parent Guarantor and the Subsidiary Guarantors, it being understood and agreed that such Guarantees are subject to the limitations set forth in the Indenture and that the Guarantees of Subsidiary Guarantors may be released in accordance with the terms of the Indenture.

9.	DEFAULTED INTEREST

Except as otherwise specified herein or in the Indenture, any Defaulted Interest on this Note shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer as provided for in Section 307 of the Indenture.

10.	DENOMINATIONS; TRANSFER; EXCHANGE

This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith. In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11.	PERSONS DEEMED OWNERS

The Holder of this Note may be treated as the owner of this Note for all purposes, and none of the Issuer, the Parent Guarantor or the Trustee nor any authorized agent of the Issuer, the Parent Guarantor or the Trustee shall be affected by any notice to the contrary, except as required by law.

12.	ADDITIONAL RIGHTS OF HOLDERS

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of January 29, 2007, among the Issuer, the Parent Guarantor and the Initial Purchasers named therein.

13.	MODIFICATION AND AMENDMENT; WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Parent Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby, while other amendments or modifications may be made without the consent of the Holders. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of Notes, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other

Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

14.	DEFAULTS AND REMEDIES

If an Event of Default occurs and is continuing, the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding, may declare the principal amount and any accrued and unpaid interest, of all the Notes to be due and payable in the manner and with the effect provided in the Indenture; provided that if certain events default relating to bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any of the other Significant Subsidiaries of the Parent Guarantor or the Operating Partnerships or any of properties owned by these entities occurs and is continuing, the principal (or such portion thereof) of and accrued and unpaid interest on all of the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Events of Default in respect of the Notes are set forth in Section 501 of the Indenture, as amended by the First Supplemental Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

15.	CONSOLIDATION, MERGER, AND SALE OF ASSETS

Except as otherwise provided in the Indenture, in the event of a consolidation or merger of the Issuer or a Guarantor or a sale, lease or conveyance of all or substantially all of the assets of the Issuer or a Guarantor as described in Article Eight of the Indenture the successor entity to the Issuer or such Guarantor, as the case may be, shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and may exercise the rights and powers of the Issuer or such Guarantor, as the case may be, under the Indenture, and thereafter, except in the case of a lease, the Issuer or such Guarantor, as the case may be, shall be relieved of all obligations and covenants under the Indenture and the Notes and the Guarantees, as the case may be.

16.	TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

The Trustee, Paying Agent, Exchange Agent and Securities Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Parent Guarantor or their respective Affiliates and may otherwise deal with the Issuer, the Parent Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

17.	CALCULATIONS IN RESPECT OF THE NOTES

Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be final and binding on the Issuer and the Holders absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled conclusively to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Notes upon written request.

18.	IMMUNITY OF INCORPORATORS, LIMITED PARTNERS, SHAREHOLDERS, TRUSTEES, DIRECTORS AND OFFICERS.

No recourse shall be had for the payment of the principal of, or the interest, if any, on any Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present or future, of the Issuer, the Parent Guarantor, any Subsidiary Guarantor or of any successor entity to any of them, either directly or indirectly through the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any successor entity to any of them, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Notes are solely obligations of the Issuer and the Guarantees are solely the obligations of the Parent Guarantor and the Subsidiary Guarantors and that no personal liability whatever shall attach to, or is incurred by, any incorporator, limited partner, shareholder, trustee, director, officer or employee, past, present or future, of the Issuer, the Parent Guarantor, any Subsidiary Guarantor or of any successor entity to any of them, either directly or indirectly through the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any successor corporation to any of them, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or any of the Guarantees, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes and the Guarantees.

19.	GOVERNING LAW

The Indenture, this Note and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT

FOR VALUE RECEIVED, the

undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or Typewrite Name and Address

Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐	To The Lexington Master Limited Partnership, Lexington Realty Trust or any of their respective subsidiaries; or
☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or
☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

EXCHANGE NOTICE

To exchange this Note as provided in the Indenture, check the box: ☐

To exchange only part of this Note, state the principal amount to be exchanged (must be $1,000 or an integral multiple of $1,000): $___.

If, in the event the Issuer delivers Net Shares and you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

(Insert DTC Participant no.)

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Note)

1 Signature guaranteed by:

By:

1 Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.